Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-267253) and on Form S-8 (Nos. 333-272871, 333-219946, 333-190433, and 333-164413) of Addus HomeCare Corporation of our report dated February 12, 2025 relating to the financial statements of KAH Hospice Company-Personal Care (a carve-out business of KAH Hospice Co, Inc.), which appears in this Current Report on Form 8-K.

/s/ PricewaterhouseCoopers LLP
Nashville, TN
February 14, 2025